EXHIBIT 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

AND

PRINCIPAL ACCOUNTING OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer and Principal Accounting Officer of Energizer Tennis, Inc. (the "Company") does hereby certify, to the best of such officer's knowledge, that:

1. The Quarterly Report on Form 10-Q of Energizer Tennis, Inc. fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the quarterly period ended October 31, 2015.

Dated: March 16, 2016

/s/ Randy Hatch

Randy Hatch

President and Chief Executive Officer

Chief Financial Officer and Principal

Accounting Officer

The certifications set forth above are being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Energizer Tennis, Inc. and will be retained by Energizer Tennis, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.